                                                                    Exhibit 21

                               THE TORO COMPANY
                          SUBSIDIARIES OF REGISTRANT



All the following subsidiaries are included in the consolidated financial statements of The Toro Company as of July 31, 1995.

                                              State or Other       Percentage of Voting
                                               Jurisdiction          Securities Owned
             Name                            of Incorporation      by Immediate Parent
------------------------------               ----------------      --------------------
Toro Australia Pty. Limited                     Australia                  100%
Toro Credit Company                             Minnesota                  100%
Toro Europe                                     Belgium                    100%
Toro Foreign Sales Corporation                  Barbados                   100%
Lawn-Boy Inc.                                   Delaware                   100%
Toro Probiotic Products, Inc.                   Minnesota                  100%
Toro Sales Company                              Minnesota                  100%
Toro Southwest, Inc.                            California                 100%
Toro International Company                      Minnesota                  100%
Hahn Equipment Co.                              Minnesota                  100%


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